Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Third-Quarter 2023 Financial Results
NEWS SUMMARY
•Third-quarter revenue of $14.2 billion, down 8% year over year (YoY).
•Third-quarter earnings per share (EPS) attributable to Intel was $0.07; non-GAAP EPS attributable to Intel was $0.41.
•Third-quarter revenue exceeded high end of guidance and EPS benefited from strong operating leverage and expense discipline; company achieved key milestones across process and product, foundry and artificial intelligence (AI).
•Guiding fourth-quarter revenue of $14.6 billion to $15.6 billion, EPS attributable to Intel of $0.23 and non-GAAP EPS attributable to Intel of $0.44.

SANTA CLARA, Calif., Oct. 26, 2023 – Intel Corporation today reported third-quarter 2023 financial results.

“We delivered a standout third quarter, underscored by across-the-board progress on our process and product roadmaps, agreements with new foundry customers, and momentum as we bring AI everywhere,” said Pat Gelsinger, Intel CEO. “We continue to make meaningful progress on our IDM 2.0 transformation by relentlessly advancing our strategy, rebuilding our execution engine and delivering on our commitments to our customers.”

David Zinsner, Intel CFO, said, “Our results exceeded expectations for the third consecutive quarter, with revenue above the high end of our guidance and EPS benefiting from strong operating leverage and expense discipline. As demonstrated by our recent portfolio actions, we are highly focused on being great allocators of our owners’ capital and unlocking value for shareholders.”

Q3 2023 Financial Highlights

	GAAP			Non-GAAP
	Q3 2023	Q3 2022	vs. Q3 2022	Q3 2023	Q3 2022	vs. Q3 2022
Revenue ($B)	$14.2	$15.3	down 8%
Gross Margin	42.5%	42.6%	down 0.1 ppt	45.8%	45.9%	down 0.1 ppt
R&D and MG&A ($B)	$5.2	$6.0	down 14%	$4.6	$5.4	down 15%
Operating Margin	(0.1)%	(1.1)%	up 1 ppt	13.6%	10.8%	up 2.8 ppts
Tax Rate	696.2%	642.0%	n/m*	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$0.3	$1.0	down 71%	$1.7	$1.5	up 14%
Earnings (loss) Per Share Attributable to Intel—Diluted	$0.07	$0.25	down 72%	$0.41	$0.37	up 11%
In the third quarter, the company generated $5.8 billion in cash from operations and paid dividends of $0.5 billion.

* Not meaningful.
Full reconciliations between GAAP and non-GAAP measures are provided below.

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Business Unit Summary
Intel previously announced the organizational change to integrate its Accelerated Computing Systems and Graphics Group into its Client Computing Group and Data Center and AI Group. This change is intended to drive a more effective go-to-market capability and to accelerate the scale of these businesses, while also reducing costs. As a result, the company modified its segment reporting in the first quarter of 2023 to align to this and certain other business reorganizations. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors operating segment performance starting in fiscal year 2023.

Business Unit Revenue and Trends	Q3 2023	vs. Q3 2022
Client Computing Group (CCG)	$7.9 billion	down	3%
Data Center and AI (DCAI)	$3.8 billion	down	10%
Network and Edge (NEX)	$1.5 billion	down	32%
Mobileye	$530 million	up	18%
Intel Foundry Services (IFS)	$311 million	up	299%
Business Highlights

▪Intel remains on track to meet its goal of achieving five nodes in four years and to regain transistor performance and power performance leadership by 2025. Along with Intel 7, Intel 4, the company’s first node using extreme ultraviolet (EUV) technology, is now in high-volume manufacturing. Intel also achieved a critical milestone on Intel 18A with the release of the 0.9 PDK. In addition, Intel announced one of the industry’s first glass substrates for next-generation advanced packaging, planned for the latter part of this decade. This breakthrough achievement will enable the continued scaling of transistors in a package and advance Moore’s Law to deliver data-centric applications.
▪Continuing its investment in manufacturing capacity to create a geographically balanced, secure and resilient supply chain, Intel opened Fab 34 in Leixlip, Ireland, during the quarter. Combined with the company’s planned wafer fabrication facility in Magdeburg, Germany, and planned assembly and test facility in Wrocław, Poland, this will help create a first-of-its-kind, end-to-end leading-edge semiconductor manufacturing value chain in Europe.
▪This week, Intel shared its plans to begin installation of the world’s first high-NA EUV tool for commercial use by the end of the year to continue the company's modernization and infrastructure expansion of the Gordon Moore Park at Ronler Acres in Oregon, one of the world’s leading semiconductor innovation and productization centers.
▪Intel has submitted all four of its major manufacturing proposals in Arizona, New Mexico, Ohio and Oregon, representing more than $100 billion of U.S. manufacturing and research investments, to the U.S. Department of Commerce’s CHIPS Program Office.
▪Intel announced that a major customer committed to Intel 18A and Intel 3 with a meaningful pre-payment, allowing the company to accelerate its plans to build two new leading-edge chip factories at its Ocotillo campus in Chandler, Arizona. In addition, IFS and Tower Semiconductor announced an agreement where Intel will provide foundry services and 300 mm manufacturing capacity to help Tower serve its customers globally, utilizing Intel’s advanced manufacturing facility in New Mexico.
▪At Intel Innovation 2023, Intel outlined its strategy to bring AI everywhere, making it more accessible across all workloads, from client and edge to network and cloud. The company showed how it is delivering AI capabilities across its hardware products and making it accessible through open multi-architecture software solutions.
▪In DCAI, Intel's 4th Gen Intel® Xeon® Scalable processor continues its strong ramp, with the world’s top-10 cloud service providers now deploying it in general availability. In addition, the company's 5th Gen Intel® Xeon® processor, code-named Emerald Rapids, is in production and began shipping to customers this month, officially launching Dec. 14. Customer momentum continues with Intel® Gaudi®2 accelerators, whose competitive performance was recently validated by MLCommons benchmarking results. Together with Stability AI, Intel is building one of the world's largest AI supercomputers entirely on 4th Gen Intel Xeon Scalable processors and 4,000 Intel Gaudi2 AI accelerators.

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▪In client computing, Intel is ushering in the age of the AI PC with Intel® Core™ Ultra processors, code-named Meteor Lake. Built on Intel 4, the Intel Core Ultra processor began shipping to customers in the third quarter and will officially launch Dec. 14, along with the 5th Gen Intel Xeon processor. Earlier this month, Intel launched the new Intel® Core® 14th Generation desktop processor family, delivering the world’s fastest desktop frequencies and best desktop experience for enthusiasts.
▪In network and edge, Intel launched the latest OpenVINO™ toolkit version 2023.1, the AI inferencing and deployment runtime of choice for developers on client and edge platforms, with ai.io and Fit:match demonstrating how they use OpenVINO to accelerate their applications at Intel Innovation.
▪Mobileye achieved record third-quarter revenue, growing 18% year over year, and announced meaningful design wins for its advanced SuperVision and Chauffeur solutions with automakers FAW and Polestar.

As Intel continues to look for innovative ways to unlock value for shareholders, the company recently announced its intent to separate its Programmable Solutions Group (PSG) operations into a standalone business. This will give PSG the autonomy and flexibility it needs to fully accelerate its growth and more effectively compete in the FPGA industry. The company may explore opportunities with private investors to accelerate the business’s growth, with Intel retaining a majority stake. Over the next two to three years, Intel intends to conduct an IPO for PSG.

In the third quarter, Intel also agreed to sell a 10% stake in its IMS Nanofabrication business (IMS) to TSMC, valuing IMS at approximately $4.3 billion, consistent with the valuation of the recent stake sale to Bain Capital Special Situations. Together, these transactions underscore Intel’s focus on advancing its IDM 2.0 strategy, driving growth in its core businesses and creating value for shareholders across all of its assets.
Q4 2023 Dividend
The company's board of directors declared a quarterly dividend of $0.125 per share on the company’s common stock, which will be payable Dec. 1, 2023, to shareholders of record as of Nov. 7, 2023.
Business Outlook
Intel's guidance for the fourth quarter of 2023 includes both GAAP and non-GAAP estimates. Reconciliations between GAAP and non-GAAP financial measures are included below.*

Q4 2023	GAAP*	Non-GAAP*
Revenue	$14.6-15.6 billion	$14.6-15.6 billion^
Gross Margin	43.3%	46.5%
Tax Rate	5%	13%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$0.23	$0.44
^ No adjustment on a non-GAAP basis.

Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlook are based on the mid-point of the revenue range.

*Effective January 2023, Intel increased the estimated useful life of certain production machinery and equipment from five years to eight years. When compared to the estimated useful life in place as of the end of 2022, Intel expects total depreciation expense in 2023 to be reduced by $4.2 billion. Intel expects this change will result in an approximately $2.5 billion increase to gross margin, a $400 million decrease in R&D expenses and a $1.3 billion decrease in ending inventory values.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its third-quarter 2023. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

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Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "potential", "possible", "predict", "progress", "ramp", "roadmap", "seeks", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
•our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, our partnership with Brookfield, the transition to an internal foundry model, updates to our reporting structure and our AI strategy;
•projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
•projected costs and yield trends;
•future cash requirements and the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including future capital and R&D investments, credit rating expectations, and expected returns to stockholders, such as stock repurchases and dividends;
•future products, services and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation and benefits of such products, services and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics and expectations regarding product and process leadership;
•investment plans, and impacts of investment plans, including in the US and abroad;
•internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
•future production capacity and product supply;
•supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
•plans and goals related to Intel’s foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology and IP offerings;
•expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
•expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives, including those related to the 2022 Restructuring Program;
•future social and environmental performance goals, measures, strategies and results;
•our anticipated growth, future market share, and trends in our businesses and operations;
•projected growth and trends in markets relevant to our businesses;
•anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages and constraints;
•expectations regarding government incentives;
•future technology trends and developments, such as AI;
•future macro environmental and economic conditions;
•future responses to and effects of COVID-19;
•geopolitical conditions;
•tax- and accounting-related expectations;
•expectations regarding our relationships with certain sanctioned parties; and
•other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including:
•changes in demand for our products;
•changes in product mix;
•the complexity and fixed cost nature of our manufacturing operations;

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•the high level of competition and rapid technological change in our industry;
•the significant upfront investments in R&D and our business, products, technologies, and manufacturing capabilities;
•vulnerability to new product development and manufacturing-related risks, including product defects or errata, particularly as we develop next generation products and implement next generation process technologies;
•risks associated with a highly complex global supply chain, including from disruptions, delays, trade tensions, or shortages;
•sales-related risks, including customer concentration and the use of distributors and other third parties;
•potential security vulnerabilities in our products;
•cybersecurity and privacy risks;
•investment and transaction risk;
•IP risks and risks associated with litigation and regulatory proceedings;
•evolving regulatory and legal requirements across many jurisdictions;
•geopolitical and international trade conditions, including the impacts of Russia's war on Ukraine, recent events in Israel and rising tensions between the US and China;
•our debt obligations and our ability to access sources of capital;
•risks of large scale global operations;
•macroeconomic conditions, including regional or global downturns or recessions;
•impacts of the COVID-19 or similar such pandemic;
•other risks and uncertainties described in this release, our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (SEC).

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.
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© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 30, 2023	Oct 1, 2022
Net revenue	$14,158	$15,338
Cost of sales	8,140	8,803
Gross margin	6,018	6,535
Research and development	3,870	4,302
Marketing, general, and administrative	1,340	1,744
Restructuring and other charges	816	664
Operating expenses	6,026	6,710
Operating income (loss)	(8)	(175)
Gains (losses) on equity investments, net	(191)	(151)
Interest and other, net	147	138
Income (loss) before taxes	(52)	(188)
Provision for (benefit from) taxes	(362)	(1,207)
Net income (loss)	310	1,019
Less: Net income (loss) attributable to non-controlling interests	13	—
Net income (loss) attributable to Intel	$297	$1,019
Earnings (loss) per share attributable to Intel—basic	$0.07	$0.25
Earnings (loss) per share attributable to Intel—diluted	$0.07	$0.25

Weighted average shares of common stock outstanding:
Basic	4,202	4,118
Diluted	4,229	4,125

	Three Months Ended
(In Millions)	Sep 30, 2023	Jul 2, 2022
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,202	4,118
Dilutive effect of employee equity incentive plans	27	7
Weighted average shares of common stock outstanding—diluted	4,229	4,125

Other information:
Employees (in thousands)	120.3	131.5

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions, Except Par Value; Unaudited)	Sep 30, 2023	Dec 31, 2022
Assets
Current assets:
Cash and cash equivalents	$7,621	$11,144
Short-term investments	17,409	17,194
Accounts receivable, net	2,843	4,133
Inventories
Raw materials	1,278	1,517
Work in process	6,266	7,565
Finished goods	3,922	4,142
	11,466	13,224
Other current assets	4,472	4,712
Total current assets	43,811	50,407

Property, plant and equipment, net	93,352	80,860
Equity investments	5,700	5,912
Goodwill	27,591	27,591
Identified intangible assets, net	4,970	6,018
Other long-term assets	13,413	11,315
Total assets	$188,837	$182,103

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$2,288	$4,367
Accounts payable	8,669	9,595
Accrued compensation and benefits	3,115	4,084
Income taxes payable	2,112	2,251
Other accrued liabilities	12,430	11,858
Total current liabilities	28,614	32,155

Debt	46,591	37,684
Other long-term liabilities	7,946	8,978
Stockholders’ equity:
Common stock and capital in excess of par value, 4,216 issued and outstanding (4,137 issued and outstanding as of December 31, 2022)	35,653	31,580
Accumulated other comprehensive income (loss)	(861)	(562)
Retained earnings	67,021	70,405
Total Intel stockholders' equity	101,813	101,423
Non-controlling interests	3,873	1,863
Total stockholders' equity	105,686	103,286
Total liabilities and stockholders’ equity	$188,837	$182,103

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Nine Months Ended
(In Millions; Unaudited)	Sep 30, 2023	Oct 1, 2022

Cash and cash equivalents, beginning of period	$11,144	$4,827
Cash flows provided by (used for) operating activities:
Net income (loss)	(985)	8,678
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,753	8,309
Share-based compensation	2,433	2,392
Restructuring and other charges	718	665
Amortization of intangibles	1,336	1,439
(Gains) losses on equity investments, net	47	(4,075)
(Gains) losses on divestitures	—	(1,072)
Changes in assets and liabilities:
Accounts receivable	1,290	1,991
Inventories	1,758	(2,043)
Accounts payable	(1,082)	(485)
Accrued compensation and benefits	(1,171)	(1,912)
Income taxes	(2,676)	(4,062)
Other assets and liabilities	(574)	(2,095)
Total adjustments	7,832	(948)
Net cash provided by (used for) operating activities	6,847	7,730
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(19,054)	(19,145)
Purchases of short-term investments	(37,287)	(31,669)
Maturities and sales of short-term investments	36,725	35,129
Sales of equity investments	375	4,880
Proceeds from divestitures	—	6,579
Other investing	518	(2,764)
Net cash used for investing activities	(18,723)	(6,990)
Cash flows provided by (used for) financing activities:
Repayment of commercial paper	(3,944)	—
Payments on finance leases	(96)	(341)
Partner contributions	1,106	—
Proceeds from sales of subsidiary shares	2,423	—
Issuance of long-term debt, net of issuance costs	11,391	6,103
Repayment of debt	(423)	(3,088)
Payment of dividends to stockholders	(2,561)	(4,488)
Other financing	457	776
Net cash provided by (used for) financing activities	8,353	(1,038)
Net increase (decrease) in cash and cash equivalents	(3,523)	(298)
Cash and cash equivalents, end of period	$7,621	$4,529

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Sep 30, 2023	Oct 1, 2022
Net revenue:
Client Computing
Desktop	$2,753	$3,222
Notebook	4,503	4,408
Other	611	498
	7,867	8,128

Data Center and AI	3,814	4,255
Network and Edge	1,450	2,133
Mobileye	530	450
Intel Foundry Services	311	78
All other	186	294
Total net revenue	$14,158	$15,338

Operating income (loss):
Client Computing	$2,073	$1,447
Data Center and AI	71	(139)
Network and Edge	17	197
Mobileye	170	142
Intel Foundry Services	(86)	(90)
All other	(2,253)	(1,732)
Total operating income (loss)	$(8)	$(175)

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We derive a substantial majority of our revenue from our principal products that incorporate various components and technologies, including a microprocessor and chipset, a stand-alone system-on-chip or a multichip package, which are based on Intel architecture.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:
▪CCG includes products designed for end-user form factors, focusing on higher growth segments of 2 in 1, thin-and-light, commercial and gaming, and growing other products such as connectivity and graphics.
▪DCAI includes a broad portfolio of central processing units (CPUs), domain-specific accelerators and field programmable gate arrays (FPGAs), designed to empower data center and hyperscale solutions for diverse computing needs.
▪NEX includes programmable platforms and high-performance connectivity and compute solutions designed for market segments such as cloud networking, telecommunications networks, on-premises edge, software and platforms.
▪Mobileye includes the development and deployment of advanced driver-assistance systems (ADAS) and autonomous driving technologies and solutions.
▪IFS provides differentiated full stack solutions including wafer fabrication, packaging, chiplet standard and software.
We have sales and marketing, manufacturing, engineering, finance and administration groups. Expenses for these groups are generally allocated to the operating segments.
We have an "all other" category that includes revenue, expenses and charges such as:
▪results of operations from non-reportable segments not otherwise presented, and from start-up businesses that support our initiatives;
▪historical results of operations from divested businesses;
▪amounts included within restructuring and other charges;
▪employee benefits, compensation, impairment charges, and other expenses not allocated to the operating segments; and
▪acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Beginning in 2023, income tax effects are calculated using a fixed long-term projected tax rate of 13% across all adjustments. We project this long-term non-GAAP tax rate on an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Prior-period non-GAAP financial measures have been retroactively adjusted to reflect this updated approach.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide better comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges	Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges may include periodic goodwill and asset impairments, certain pension charges, and costs associated with restructuring activity. Q3 2023 includes an EC-imposed fine and a fee related to the termination of our agreement to acquire Tower.	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides better comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
Gains (losses) from divestiture	Gains (losses) are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for 1) additions to property, plant and equipment, net of proceeds from capital grants and partner contributions, 2) payments on finance leases, and 3) proceeds from the McAfee equity sale.
This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business. Since the 2017 divestiture, McAfee equity distributions and sales contributed to prior operating and free cash flow, and while the McAfee equity sale in Q1 2022 would have typically been excluded from adjusted free cash flow as an equity sale, we believe including the sale proceeds in adjusted free cash flow facilitate a better, more consistent comparison to past presentations of liquidity.

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Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Sep 30, 2023	Oct 1, 2022
GAAP gross margin	$6,018	$6,535
Acquisition-related adjustments	301	330
Share-based compensation	164	172
Non-GAAP gross margin	$6,483	$7,037
GAAP gross margin percentage	42.5%	42.6%
Acquisition-related adjustments	2.1%	2.2%
Share-based compensation	1.2%	1.1%
Non-GAAP gross margin percentage	45.8%	45.9%
GAAP R&D and MG&A	$5,210	$6,046
Acquisition-related adjustments	(43)	(43)
Share-based compensation	(608)	(621)
Non-GAAP R&D and MG&A	$4,559	$5,382
GAAP operating income (loss)	$(8)	$(175)
Acquisition-related adjustments	344	373
Share-based compensation	772	793
Restructuring and other charges	816	664
Non-GAAP operating income (loss)	$1,924	$1,655
GAAP operating margin (loss)	(0.1)%	(1.1)%
Acquisition-related adjustments	2.4%	2.4%
Share-based compensation	5.5%	5.2%
Restructuring and other charges	5.8%	4.3%
Non-GAAP operating margin (loss)	13.6%	10.8%
GAAP tax rate	696.2%	642.0%
Income tax effects	(683.2)%	(629.0)%
Non-GAAP tax rate	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$297	$1,019
Acquisition-related adjustments	344	373
Share-based compensation	772	793
Restructuring and other charges	816	664
(Gains) losses on equity investments, net	191	151
(Gains) losses from divestiture	(36)	(39)
Adjustments attributable to non-controlling interest	(18)	—
Income tax effects	(627)	(1,435)
Non-GAAP net income (loss) attributable to Intel	$1,739	$1,526

Intel/Page 14

	Three Months Ended
(In Millions, Except Per Share Amounts)	Sep 30, 2023	Oct 1, 2022
GAAP earnings (loss) per share attributable to Intel—diluted	$0.07	$0.25
Acquisition-related adjustments	0.08	0.09
Share-based compensation	0.18	0.19
Restructuring and other charges	0.19	0.16
(Gains) losses on equity investments, net	0.05	0.03
(Gains) losses from divestiture	(0.01)	(0.01)
Adjustments attributable to non-controlling interest	—	—
Income tax effects	(0.15)	(0.34)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.41	$0.37

	Three Months Ended
(In Millions)	Sep 30, 2023	Oct 1, 2022
GAAP net cash provided by (used for) operating activities	$5,824	$1,030
Net additions to property, plant and equipment	(4,881)	(7,296)
Payments on finance leases	—	(42)
Adjusted free cash flow	$943	$(6,308)
GAAP net cash used for investing activities	$(7,394)	$(4,571)
GAAP net cash provided by (used for) financing activities	$842	$3,680

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated.
Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q4 2023 Outlook[1]
Approximately
GAAP gross margin percentage	43.3%
Acquisition-related adjustments	2.0%
Share-based compensation	1.2%
Non-GAAP gross margin percentage	46.5%

GAAP tax rate	5%
Income tax effects	8%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$0.23
Acquisition-related adjustments	0.08
Share-based compensation	0.19
Restructuring and other charges	0.01
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	(0.01)
Income tax effects	(0.05)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.44

1non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range